EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-52617) pertaining to the Teledyne Savings & Retirement Supplement Plan of Allegheny Teledyne Incorporated of our report dated June 23, 1997, with respect to the financial statements and schedules of the Teledyne Savings & Retirement Supplement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                          /s/ ERNST & YOUNG LLP
                                          ---------------------
                                          ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
June 23, 1997